Exhibit 23.2



                        Consent of Independent Accountants


The Board of Directors,
InterDent, Inc.:

We consent to incorporation by reference in the registration statements (No. 333-59330, 333-78511, 333-78509, 333-75491) on Form S-8 of InterDent, Inc. of
our report dated April 6, 2001, relating to the consolidated statements of operations, shareholders' equity (deficit) and cash flows for the year ended December 31, 2000, and the related schedule, which report appears in the December 31, 2002 annual report on Form 10-K of InterDent, Inc.

/s/ KPMG LLP

Costa Mesa, California
April 30, 2003